UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2013, The Men’s Wearhouse, Inc. (the “Company”) issued a press release announcing the upcoming appointment of Jon Kimmins as Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer.  Mr. Kimmins will begin his employment with the Company on April 1, 2013 as Executive Vice President and will become Chief Financial Officer, Treasurer and Principal Financial Officer effective as of April 4, 2013.  Diana M. Wilson will continue to serve as Executive Vice President, Interim Chief Financial Officer, Treasurer and Principal Financial Officer through the close of business on April 3, 2013 and will thereafter continue with the Company as Executive Vice President — Finance and Accounting.

Mr. Kimmins, age 55, has served as the Executive Vice President — Finance and Operations of LF-USA, Inc., a division of Li & Fung Limited, a wholesaler of apparel, footwear and fashion accessories, since April 2008. Mr. Kimmins is a graduate of The Pennsylvania State University.

In connection with Mr. Kimmins’ appointment, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved the following compensation arrangements, which are to be set forth in an employment agreement to be entered into by the Company and Mr. Kimmins on or prior to April 1, 2013 (a copy of which will be filed with the SEC once executed):

(i) Annual Salary:	$450,000

(ii) Signing Bonus:

$200,000, less applicable taxes and withholdings; provided that if Mr. Kimmins does not remain continually employed with the Company for any reason, other than layoff or reduction in force, for twenty-four (24) months, then he will be required to pay back the signing bonus on a pro rata basis (i.e., each full month of employment will reduce the amount to be repaid by one twenty-fourth (1/24)).

(iii) Bonus Opportunity:

Potential annual incentive bonus of up to $450,000 pursuant to the Company’s performance-based annual cash bonus program (which is further described in the Company’s proxy statement for its annual meeting of shareholders held June 13, 2012, the “2012 Proxy Statement”), provided that the actual bonus to be paid for fiscal 2013 shall not be less than $225,000.

(iv) Equity grants

Pursuant to the Company’s 2004 Long-Term Incentive Plan, (a)  deferred stock units (“DSUs”) having a fair market value equal to $1,000,000 (with the actual number of DSUs to be determined based on the closing price per share of the Company’s common stock as reported by the NYSE on the date of grant), to vest annually over a period of 5 years in equal, pro rata installments and (b) stock options having a fair market equal to $250,000 on the date of grant, to vest annually over a period of 3 years in equal, pro rata installments.

(v) Benefits:

Entitled to participate in insurance plans, pension, profit sharing, incentive compensation and savings plans and all other similar plans and benefits which the Company from time to time makes available to its senior management executives in the same manner and at least at the same participation level as other senior management executives.

(vi) Relocation Allowance:	The Company will pay reasonable relocation costs, up to a maximum of $30,000, and reasonable costs for temporary housing from April 1, 2013 until September 30, 2013.

In addition, the Company will enter into a Change in Control Agreement with Mr. Kimmins, consistent with the form of agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2009 and further described in the Company’s 2012 Proxy Statement.

A copy of the press release discussing these matters is filed herewith as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is included in this Form 8-K:

Number	Description

99.1	Press Release of the Company dated March 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      March 6, 2013

THE MEN’S WEARHOUSE, INC.

By:	/s/ Diana M. Wilson
Diana M. Wilson
Executive Vice President, Interim Chief Financial Officer,
Treasurer and Principal Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated March 6, 2013.